Exhibit 12.1

Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.

	Three months ended March 31,	Year ended December 31,
(dollars in thousands)	2003	2002	2001	2000	1999	1998
a. Ratio of Earnings to Fixed Charges

Including Interest on Deposits
Earnings:
Income from operations before income taxes	$7,769	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	174,772	799,907	960,241	894,923	459,549	254,006

Earnings, for computation purposes	$182,541	$999,923	$1,193,988	$2,034,915	$1,390,311	$744,569

Fixed Charges:
Interest on borrowings	$10,623	$42,700	$61,332	$61,797	$91,634	$42,931
Interest on deposits	161,222	729,294	872,977	812,982	356,736	204,335
Portion of rents representative of the interest factor	2,927	27,913	25,932	20,144	11,179	6,740

Fixed charges, including interest on deposits, for computation purposes	$174,772	$799,907	$960,241	$894,923	$459,549	$254,006

Ratio of earnings to fixed charges, including interest on deposits	1.04	1.25	1.24	2.27	3.03	2.93

Excluding Interest on Deposits
Earnings:
Income from operations before income taxes	$7,769	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	13,550	70,613	87,264	81,941	102,813	49,671

Earnings, for computation purposes	$21,319	$270,629	$321,011	$1,221,933	$1,033,575	$540,234

Fixed Charges:
Interest on borrowings	$10,623	$42,700	$61,332	$61,797	$91,634	$42,931
Portion of rents representative of the interest factor	2,927	27,913	25,932	20,144	11,179	6,740

Fixed charges, excluding interest on deposits, for computation purposes	$13,550	$70,613	$87,264	$81,941	$102,813	$49,671

Ratio of earnings to fixed charges, excluding interest on deposits	1.57	3.83	3.68	14.91	10.05	10.88

	Three Months Ended March 31	Year Ended December 31
(dollars in thousands)	2003	2002	2001	2000	1999	1998
b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)

Including Interest on Deposits
Earnings:
Income from operations before income taxes	$7,769	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	174,772	799,907	960,241	894,923	459,549	254,006

Earnings, for computation purposes	$182,541	$999,923	$1,193,988	$2,034,915	$1,390,311	$744,569

Fixed Charges and Preferred Stock:
Dividend Requirements

Interest on borrowings	$10,623	$42,700	$61,332	$61,797	$91,634	$42,931
Interest on deposits	161,222	729,294	872,977	812,982	356,736	204,335
Portion of rents representative of the interest factor	2,927	27,913	25,932	20,144	11,179	6,740
Fixed charges, including interest on deposits, for computation purposes	$174,772	$799,907	$960,241	$894,923	$459,549	$254,006
Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$174,772	$799,907	$960,241	$894,923	$459,549	$254,006

Ratio of earnings to fixed charges and preferred stock dividend requirements, including interest on deposits	1.04	1.25	1.24	2.27	3.03	2.93

Excluding Interest On Deposits
Earnings:
Income from operations before income taxes	$7,769	$200,016	$233,747	$1,139,992	$930,762	$490,563
Fixed charges	13,550	70,613	87,264	81,941	102,813	49,671

Earnings, for computation purposes	$21,319	$270,629	$321,011	$1,221,933	$1,033,575	$540,234

Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$10,623	$42,700	$61,332	$61,797	$91,634	$42,931
Portion of rents representative of the interest factor	2,927	27,913	25,932	20,144	11,179	6,740
Fixed charges, excluding interest on deposits, for computation purposes	$13,550	$70,613	$87,264	$81,941	$102,813	$49,671
Preferred stock dividend requirements	—	—	—	—	—	—

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$13,550	$70,613	$87,264	$81,941	$102,813	$49,671

Ratio of earnings to fixed charges and preferred stock dividend requirements, excluding interest on deposits	1.57	3.83	3.68	14.91	10.05	10.88

(1)  Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.